ZIONS BANCORPORATION, N.A.
Press Release – Page 1
October 22, 2018

Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 October 22, 2018
www.zionsbancorporation.com
Third Quarter 2018 Financial Results: FOR IMMEDIATE RELEASE

Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation, N.A. Reports: 3Q18 Net Earnings¹ of $215 million, diluted EPS of $1.04 compared with 3Q17 Net Earnings¹ of $152 million, diluted EPS of $0.72, and 2Q18 Net Earnings¹ of $187 million, diluted EPS of $0.89

THIRD QUARTER RESULTS

$1.04	$215 million	3.63%	12.1%
Earnings per diluted common share	Net Earnings [1]	Net interest margin (“NIM”)	Common Equity Tier 1

THIRD QUARTER HIGHLIGHTS²

Net Interest Income and NIM	•	Net interest income was $565 million, up 8%
	•	NIM was 3.63%, compared with 3.45%

Operating Performance	•	Pre-provision net revenue ("PPNR") was $286 million, compared with $257 million
	•	Adjusted PPNR³ was $291 million, compared with $251 million
	•	Noninterest expense was $420 million, compared with $413 million
	•	Adjusted noninterest expense³ was $416 million, compared with $414 million
	•	Efficiency ratio³ was 58.8%, compared with 62.3%

Loans and Credit Quality	•	Net loans and leases were $45.8 billion, up 4%
	•	Classified loans were $784 million, down 37%; and nonperforming assets were $292 million, down 38%
	•	Provision for credit losses was $(11) million, compared with $1 million
	•	Net credit recoveries of 0.01% of average loans, compared with net charge-offs of 0.07% of average loans

Capital Returns	•	Return on average tangible common equity³ was 14.2%, compared with 9.8%
	•	Common stock repurchases of $185 million, 3.5 million shares, or 1.8% of shares outstanding as of June 30, 2018
	•	Common dividend increased to $0.30 per share from $0.12 per share

Notable Items	•	The Bank Holding Company was merged into the Bank at the end of the third quarter of 2018
	•	Received notification in September from the Financial Stability Oversight Council that the Company is no longer considered a systemically important financial institution

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO, commented, “We’re very pleased with our results for the third quarter with earnings per share up 44% from last year’s third quarter, and an increase of 17% over the results of the prior quarter. These results reflect consistent revenue growth, disciplined expense management and continued strong credit performance. We increased our dividend by 25% during the quarter in addition to repurchasing 3.5 million shares of our common stock. And we successfully completed the merger of our holding company into its subsidiary bank, resulting in the creation of a publicly traded national bank, Zions Bancorporation, N.A., as our top-level legal entity, simplifying our organization’s structure and the resulting regulatory framework.”

OPERATING PERFORMANCE[3]

¹ Net Earnings is net earnings applicable to common shareholders.
² Comparisons noted in the bullet points are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
³ For information on non-GAAP financial measures and the reasons for which the Company presents these numbers, see pages 16-19.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 2
October 22, 2018

Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				3Q18 - 2Q18		3Q18 - 3Q17
(In millions)	3Q18	2Q18	3Q17	$	%	$	%
Interest and fees on loans	$537	$514	$468	$23	4%	$69	15%
Interest on money market investments	8	7	5	1	14	3	60
Interest on securities	86	85	84	1	1	2	2
Total interest income	631	606	557	25	4	74	13
Interest on deposits	38	29	15	9	31	23	153
Interest on short and long-term borrowings	28	29	20	(1)	(3)	8	40
Total interest expense	66	58	35	8	14	31	89
Net interest income	$565	$548	$522	$17	3	$43	8
				bps		bps
Net interest margin	3.63%	3.56%	3.45%	7		18
Net interest income increased to $565 million in the third quarter of 2018 from $522 million in the third quarter of 2017. The $43 million, or 8%, increase in reported net interest income was attributable to a $69 million increase in interest and fees on loans, resulting from increases in short-term interest rates and loan growth in consumer and commercial loans, partially offset by an increase to interest expense. The $31 million increase in interest expense was primarily due to higher rates paid on deposits and an increase in interest paid on short and long-term borrowings. Net interest income for the current quarter benefited from $3 million of interest income recoveries of at least $1 million per loan, while there were no such recoveries in the same prior year period.
The yield on interest earning assets increased 13 basis points, compared with the second quarter of 2018, and 39 basis points, compared with the third quarter of 2017. When adjusted for interest recoveries of $3 million in the third quarter of 2018 and $1 million in the second quarter of 2018, the yield on interest earning assets increased 12 basis points compared with the second quarter of 2018, and 37 basis points, compared with the third quarter of 2017.
The effective rate on total deposits and interest-bearing liabilities increased to 0.45% for the third quarter of 2018, from 0.40% for the second quarter of 2018, and 0.23% for the third quarter of 2017. The increase from both prior periods was primarily due to an increase in both the rate paid on short and long-term borrowings and deposits as a result of changes in short-term interest rates and a change in the overall composition of balance sheet funding. The total annualized cost of deposits for the third quarter of 2018 was 0.28%, compared with 0.22% for the second quarter of 2018, and 0.12% for the third quarter of 2017.
The net interest margin increased to 3.63% in the third quarter of 2018, compared with 3.56% in the second quarter of 2018, and 3.45% in the same prior year period. Excluding the previously described effect of interest recoveries and adjusting the prior year period for the effect of the change to the corporate tax rate on fully taxable equivalent yields,

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ZIONS BANCORPORATION, N.A.
Press Release – Page 3
October 22, 2018

the net interest margin would have been 3.61% in the current period, which compares with 3.55% and 3.42% in the prior quarter and the year ago period, respectively.

Noninterest Income
				3Q18 - 2Q18		3Q18 - 3Q17
(In millions)	3Q18	2Q18	3Q17	$	%	$	%
Service charges and fees on deposit accounts	$42	$42	$42	$—	—%	$—	—%
Other service charges, commissions and fees	59	55	55	4	7	4	7
Wealth management and trust income	12	14	11	(2)	(14)	1	9
Loan sales and servicing income	5	7	6	(2)	(29)	(1)	(17)
Capital markets and foreign exchange	7	7	8	—	—	(1)	(13)
Customer-related fees	125	125	122	—	—	3	2
Dividends and other investment income	11	11	9	—	—	2	22
Securities gains (losses), net	(1)	1	5	(2)	(200)	(6)	(120)
Other	1	1	3	—	—	(2)	(67)
Total noninterest income	$136	$138	$139	$(2)	(1)	$(3)	(2)
Total noninterest income for the third quarter of 2018 decreased by $3 million, or 2%, to $136 million from $139 million for the third quarter of 2017, primarily due to a $6 million decrease in net securities gains. In the third quarter of 2017 the Company’s Small Business Investment Company (“SBIC”) investments increased in market value compared with a slight decline in market value in the current quarter. These decreases in noninterest income were partially offset by a $3 million, or 2%, increase in customer-related fees, primarily related to increased loan syndication fees, bankcard fees, corporate investment services and wealth management income.

Noninterest Expense
				3Q18 - 2Q18		3Q18 - 3Q17
(In millions)	3Q18	2Q18	3Q17	$	%	$	%
Salaries and employee benefits	$264	$266	$251	$(2)	(1)%	$13	5%
Occupancy, net	33	32	35	1	3	(2)	(6)
Furniture, equipment and software, net	30	32	32	(2)	(6)	(2)	(6)
Other real estate expense, net	1	—	(1)	1	—	2	200
Credit-related expense	5	7	7	(2)	(29)	(2)	(29)
Provision for unfunded lending commitments	—	7	(4)	(7)	(100)	4	100
Professional and legal services	12	14	15	(2)	(14)	(3)	(20)
Advertising	8	7	6	1	14	2	33
FDIC premiums	18	14	15	4	29	3	20
Other	49	49	57	—	—	(8)	(14)
Total noninterest expense	$420	$428	$413	$(8)	(2)	$7	2
Adjusted noninterest expense [1]	$416	$420	$414	$(4)	(1)%	$2	—%

[1]	For information on non-GAAP financial measures, see pages 16-19.
Noninterest expense for the third quarter of 2018 was $420 million, compared with $413 million for the third quarter of 2017. Salaries and employee benefits increased $13 million primarily due to an $8 million increase in base salaries due to increased headcount and annual merit increases and a $2 million increase in incentive compensation. The provision for unfunded lending commitments increased by $4 million, primarily due to increased unfunded lending commitments and was partially offset by credit quality improvement in the oil and gas related portfolio. Other

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ZIONS BANCORPORATION, N.A.
Press Release – Page 4
October 22, 2018

noninterest expense decreased by $8 million, primarily due to reduced operational losses, lower regulatory fees, and other miscellaneous expenses in the third quarter of 2018. The decrease in noninterest expense was partially offset by an increase in FDIC premiums due to a $4 million expense in the third quarter of 2018 that represents the cumulative effect of an adjustment related to the estimated uninsured deposits since the consolidation of bank charters.
Our efficiency ratio improved to 58.8% in the third quarter of 2018, compared with 60.9% in the second quarter of 2018, and 62.3% in the third quarter of 2017. Adjusted noninterest expense for the third quarter of 2018 increased $2 million to $416 million, compared with $414 million for the same prior year period. For information on non-GAAP financial measures, including variances between noninterest expense and adjusted noninterest expense, see pages 16-19.

Income Taxes
Our income tax rate was 23.6% for the third quarter of 2018, compared with 22.1% for the second quarter of 2018 and 34.2% for the third quarter of 2017. The income tax rates for 2018 were positively impacted by the decrease in the corporate federal income tax rate to 21% from 35%, effective January 1, 2018. The increase in the income tax rate from the second quarter of 2018 to the third quarter of 2018 was primarily due to decreased tax benefits from share-based compensation activity.
BALANCE SHEET ANALYSIS

Asset Quality
				3Q18 - 2Q18		3Q18 - 3Q17
(In millions)	3Q18	2Q18	3Q17	bps		bps
Ratio of nonperforming assets to loans and leases and other real estate owned	0.64%	0.77%	1.06%	(13)		(42)
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	(0.01)%	(0.11)%	0.07%	10		(8)
Ratio of allowance for loan losses to loans and leases, at period end	1.05%	1.08%	1.23%	(3)		(18)
				$	%	$	%
Classified loans	$784	$947	$1,248	$(163)	(17)%	$(464)	(37)%
Nonperforming assets	292	347	468	(55)	(16)%	(176)	(38)%
Net loan and lease charge-offs (recoveries)	(1)	(12)	8	11	92%	(9)	(113)%
Provision for credit losses	(11)	12	1	(23)	(192)%	(12)	NM
Asset quality continued to improve for the entire loan portfolio when compared with the prior quarter and the same prior year period, primarily due to continued improvements in the oil and gas-related portfolio.
The Company recorded an $(11) million provision for credit losses during the third quarter of 2018, compared with $12 million during the second quarter of 2018, and $1 million for the third quarter of 2017. The $(11) million provision primarily reflects net recoveries and ongoing improvements of credit quality metrics in the entire loan portfolio, partially offset by increases in qualitative adjustments mostly related to economic uncertainty and potential

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ZIONS BANCORPORATION, N.A.
Press Release – Page 5
October 22, 2018

trade disruptions. The allowance for loan losses was $480 million at September 30, 2018, compared with $541 million at September 30, 2017, or 1.05% and 1.23% of loans and leases, respectively.

Loans and Leases
				3Q18 - 2Q18		3Q18 - 3Q17
(In millions)	3Q18	2Q18	3Q17	$	%	$	%
Loans held for sale	$61	$84	$71	$(23)	(27)%	$(10)	(14)
Loans and leases:
Commercial	23,539	23,245	22,539	294	1	1,000	4
Commercial real estate	11,047	10,973	11,114	74	1	(67)	(1)
Consumer	11,224	11,012	10,503	212	2	721	7
Loans and leases, net of unearned income and fees	45,810	45,230	44,156	580	1	1,654	4
Less allowance for loan losses	480	490	541	(10)	(2)	(61)	(11)
Loans held for investment, net of allowance	$45,330	$44,740	$43,615	$590	1	$1,715	4
Loans and leases, net of unearned income and fees, increased $1.7 billion, or 4%, to $45.8 billion at September 30, 2018 from $44.2 billion at September 30, 2017. The largest increases were in commercial loans and consumer loans. Within commercial loans, municipal and owner occupied loans increased $490 million and $466 million, respectively. The increase in consumer loans was primarily in 1-4 family residential loans, which increased $517 million. Term commercial real estate loans continued to decline slightly from the prior year, reflecting heightened levels of payoffs and underwriting restraint in a highly competitive lending market. Unfunded lending commitments, which includes letters of credit, increased to $21.9 billion at September 30, 2018, compared with $19.8 billion at September 30, 2017.

Deposits
				3Q18 - 2Q18		3Q18 - 3Q17
(In millions)	3Q18	2Q18	3Q17	$	%	$	%
Noninterest-bearing demand	$24,067	$24,007	$24,011	$60	—%	$56	—%
Interest-bearing:
Savings and money market	25,462	25,562	25,179	(100)	—	283	1
Time	4,256	4,011	2,909	245	6	1,347	46
Total deposits	$53,785	$53,580	$52,099	$205	—	$1,686	3
Total deposits increased by $1.7 billion, or 3%, from $52.1 billion at September 30, 2017. Average total deposits increased to $53.6 billion for the third quarter of 2018 compared with $51.9 billion for the third quarter of 2017. Average noninterest bearing deposits increased slightly to $24.0 billion for the third quarter of 2018, compared with $23.8 billion for the third quarter of 2017, and were approximately 45% of average total deposits for both periods.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 6
October 22, 2018

Shareholders’ Equity
				3Q18 - 2Q18		3Q18 - 3Q17
(In millions)	3Q18	2Q18	3Q17	$	%	$	%
Shareholders’ equity:
Preferred stock	$566	$566	$566	$—	—%	$—	—%
Common stock and additional paid-in-capital	4,052	4,231	4,552	(179)	(4)	(500)	(11)
Retained earnings	3,296	3,139	2,700	157	5	596	22
Accumulated other comprehensive income (loss)	(361)	(315)	(57)	(46)	(15)	(304)	(533)
Total shareholders' equity	$7,553	$7,621	$7,761	$(68)	(1)	$(208)	(3)
During the third quarter of 2018, the Company increased its common stock dividend to $0.30 per share from $0.24 per share in the second quarter of 2018. Common stock repurchases during the current quarter totaled $185 million, or 3.5 million shares, which is equivalent to 1.8% of common stock outstanding as of June 30, 2018. During the last four quarters the Company has repurchased $535 million, or 10.1 million shares, which is equivalent to 5.1% of common stock outstanding as of September 30, 2017. Weighted average diluted shares decreased by 3.3 million compared with the third quarter of 2017, primarily due to the aforementioned share repurchases, partially offset by the dilutive impact of an increased common share price on warrants that have been outstanding since 2008 (“TARP” warrants - NASDAQ: ZIONZ) and 2010 (NASDAQ: ZIONW). As of September 30, 2018, the Company had 1.9 million and 29.3 million warrants outstanding of ZIONZ (TARP) and ZIONW warrants, respectively. The ZIONZ warrants expire on November 14, 2018 and the ZIONW warrants expire on May 22, 2020.
Tangible book value per common share increased to $31.08 at September 30, 2018, compared with $30.93 at September 30, 2017. Basel III common equity tier 1 (“CET1”) capital was $6.3 billion at September 30, 2018, compared with $6.2 billion at September 30, 2017; the increase was primarily due to a $596 million increase in retained earnings, partially offset by share repurchases. The estimated Basel III CET1 capital ratio was 12.1% at September 30, 2018 compared with 12.2% at September 30, 2017. For information on non-GAAP financial measures, see pages 16-19.
On September 30, 2018, the Company completed the merger of Zions Bancorporation, its former bank holding company, with, and into, its subsidiary bank, formerly known as ZB, N.A. in order to further reduce organizational complexity. The restructuring eliminated the bank holding company structure and associated regulatory framework, and resulted in ZB, N.A. being renamed Zions Bancorporation, National Association and becoming the top-level entity within our corporate structure.
As a result of the Financial Stability Oversight Council’s action on September 12, 2018, the Company is no longer considered a systemically important financial institution under the Dodd-Frank Act. The Company expects to have greater flexibility in the active management of shareholders’ equity. The Company expects to continue to utilize stress testing as the primary mechanism to inform its decisions on the appropriate level of capital, based upon actual and hypothetically-stressed economic conditions. Therefore, the timing and amount of capital actions will be subject to various factors, including the company's financial performance and prevailing and anticipated economic conditions.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 7
October 22, 2018

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 22, 2018). Media representatives, analysts, investors, and the public are invited to join this discussion by calling (253) 237-1247 (domestic and international) and entering the passcode 5288295 or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with total assets exceeding $65 billion. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming. The company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
This earnings release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in the earnings release that are based on other than historical information, or that express the Company’s expectations regarding future events or determinations, are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect, among other things, our current expectations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements.
Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about future financial and operating results, or the anticipated benefits of the recently completed merger described in the release. Actual results and outcomes may differ materially from those presented, either expressed or implied, in the release. Important risk factors that may cause such material differences include, but are not limited to, the actual amount and duration of declines in the price of oil and gas; Zions’ ability to meet operating leverage goals; the rate of change of interest sensitive assets and liabilities relative to changes in benchmark interest rates; the ability of the Company to achieve anticipated benefits from the recently completed merger; and legislative, regulatory and economic developments that may diminish or eliminate the anticipated benefits of the merger. These risks, as well as other factors, are discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-

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ZIONS BANCORPORATION, N.A.
Press Release – Page 8
October 22, 2018

Q, filed with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (https://www.sec.gov/). In addition, you may obtain documents filed with the SEC by the Company free of charge by contacting: Investor Relations, Zions Bancorporation, N.A., One South Main Street, 11th Floor, Salt Lake City, Utah 84133, (801) 844-7637.
Except as required by law, Zions Bancorporation, N.A. specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 9
October 22, 2018

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
BALANCE SHEET [1]
Loans held for investment, net of allowance	$45,330	$44,740	$44,610	$44,262	$43,615
Total assets	66,731	66,457	66,481	66,288	65,564
Deposits	53,785	53,580	52,963	52,621	52,099
Total shareholders’ equity	7,553	7,621	7,644	7,679	7,761
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$215	$187	$231	$114	$152
Net interest income	565	548	542	526	522
Taxable-equivalent net interest income [2]	570	553	547	535	531
Total noninterest income	136	138	138	139	139
Total noninterest expense	420	428	412	417	413
Adjusted pre-provision net revenue [2]	291	270	265	259	251
Provision for loan losses	(11)	5	(40)	(11)	5
Provision for unfunded lending commitments	—	7	(7)	(1)	(4)
Provision for credit losses	(11)	12	(47)	(12)	1
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$1.04	$0.89	$1.09	$0.54	$0.72
Dividends	0.30	0.24	0.20	0.16	0.12
Book value per common share [1]	36.36	36.11	35.92	36.01	36.03
Tangible book value per common share [1,2]	31.08	30.91	30.76	30.87	30.93
Weighted average common and common-equivalent shares outstanding (in thousands)	205,765	209,247	210,243	209,681	209,106
Common shares outstanding (in thousands) [1]	192,169	195,392	197,050	197,532	199,712
SELECTED RATIOS AND OTHER DATA
Return on average assets	1.33%	1.19%	1.45%	0.74%	0.97%
Return on average common equity	12.1%	10.6%	13.3%	6.3%	8.3%
Tangible return on average tangible common equity [2]	14.2%	12.4%	15.5%	7.4%	9.8%
Net interest margin	3.63%	3.56%	3.56%	3.45%	3.45%
Cost of total deposits, annualized	0.28%	0.22%	0.15%	0.13%	0.12%
Efficiency ratio [2]	58.8%	60.9%	61.3%	61.6%	62.3%
Effective tax rate	23.6%	22.1%	22.7%	52.5%	34.2%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.64%	0.77%	0.87%	0.93%	1.06%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	(0.01)%	(0.11)%	0.05%	0.11%	0.07%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.17%	1.21%	1.16%	1.29%	1.36%
Full-time equivalent employees	10,143	10,217	10,122	10,083	10,041
CAPITAL RATIOS AND DATA [1]
Common equity tier 1 capital	$6,331	$6,360	$6,333	$6,239	$6,238
Risk-weighted assets	$52,493	$52,012	$51,779	$51,456	$51,043
Tangible common equity ratio	9.1%	9.2%	9.3%	9.3%	9.6%
Common equity tier 1 capital ratio	12.1%	12.2%	12.2%	12.1%	12.2%
Tier 1 leverage ratio	10.5%	10.5%	10.5%	10.5%	10.6%
Tier 1 risk-based capital ratio	13.1%	13.3%	13.3%	13.2%	13.3%
Total risk-based capital ratio	14.6%	14.8%	14.8%	14.8%	15.0%

[1]	At period end.

[2]	For information on non-GAAP financial measures, see pages 16-19.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 10
October 22, 2018

CONSOLIDATED BALANCE SHEETS

(In millions, shares in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$517	$468	$470	$548	$541
Money market investments:
Interest-bearing deposits	590	698	717	782	765
Federal funds sold and security resell agreements	560	558	696	514	467
Investment securities:
Held-to-maturity, at amortized cost (approximate fair value $734, $866, $752, $762 and $743)	751	878	768	770	746
Available-for-sale, at fair value	14,625	14,627	14,896	15,161	15,242
Trading account, at fair value	176	207	143	148	56
Total investment securities	15,552	15,712	15,807	16,079	16,044
Loans held for sale	61	84	90	44	71
Loans and leases, net of unearned income and fees	45,810	45,230	45,083	44,780	44,156
Less allowance for loan losses	480	490	473	518	541
Loans held for investment, net of allowance	45,330	44,740	44,610	44,262	43,615
Other noninterest-bearing investments	1,027	1,054	1,073	1,029	1,008
Premises, equipment and software, net	1,111	1,099	1,098	1,094	1,083
Goodwill and intangibles	1,015	1,015	1,016	1,016	1,017
Other real estate owned	4	5	5	4	3
Other assets	964	1,024	899	916	950
Total assets	$66,731	$66,457	$66,481	$66,288	$65,564
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$24,067	$24,007	$23,909	$23,886	$24,011
Interest-bearing:
Savings and money market	25,462	25,562	25,473	25,620	25,179
Time	4,256	4,011	3,581	3,115	2,909
Total deposits	53,785	53,580	52,963	52,621	52,099
Federal funds purchased and other short-term borrowings	3,780	4,158	4,867	4,976	4,624
Long-term debt	879	383	383	383	383
Reserve for unfunded lending commitments	58	58	51	58	59
Other liabilities	676	657	573	571	638
Total liabilities	59,178	58,836	58,837	58,609	57,803
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	566	566	566	566	566
Common stock and additional paid-in-capital; authorized 350,000 shares; issued and outstanding 192,169, 195,392, 197,050, 197,532, and 199,712 shares	4,052	4,231	4,346	4,445	4,552
Retained earnings	3,296	3,139	2,999	2,807	2,700
Accumulated other comprehensive income (loss)	(361)	(315)	(267)	(139)	(57)
Total shareholders’ equity	7,553	7,621	7,644	7,679	7,761
Total liabilities and shareholders’ equity	$66,731	$66,457	$66,481	$66,288	$65,564

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ZIONS BANCORPORATION, N.A.
Press Release – Page 11
October 22, 2018

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In millions, except share and per share amounts)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Interest income:
Interest and fees on loans	$537	$514	$497	$477	$468
Interest on money market investments	8	7	6	5	5
Interest on securities	86	85	86	80	84
Total interest income	631	606	589	562	557
Interest expense:
Interest on deposits	38	29	20	17	15
Interest on short- and long-term borrowings	28	29	27	19	20
Total interest expense	66	58	47	36	35
Net interest income	565	548	542	526	522
Provision for loan losses	(11)	5	(40)	(11)	5
Net interest income after provision for loan losses	576	543	582	537	517
Noninterest income:
Service charges and fees on deposit accounts	42	42	42	44	42
Other service charges, commissions and fees	59	55	55	56	55
Wealth management and trust income	12	14	12	12	11
Loan sales and servicing income	5	7	6	6	6
Capital markets and foreign exchange	7	7	8	9	8
Customer-related fees	125	125	123	127	122
Dividends and other investment income	11	11	11	10	9
Securities gains (losses), net	(1)	1	—	—	5
Other	1	1	4	2	3
Total noninterest income	136	138	138	139	139
Noninterest expense:
Salaries and employee benefits	264	266	269	253	251
Occupancy, net	33	32	31	29	35
Furniture, equipment and software, net	30	32	33	34	32
Other real estate expense, net	1	—	—	—	(1)
Credit-related expense	5	7	7	6	7
Provision for unfunded lending commitments	—	7	(7)	(1)	(4)
Professional and legal services	12	14	12	13	15
Advertising	8	7	5	5	6
FDIC premiums	18	14	13	13	15
Other	49	49	49	65	57
Total noninterest expense	420	428	412	417	413
Income before income taxes	292	253	308	259	243
Income taxes	69	56	70	136	83
Net income	223	197	238	123	160
Preferred stock dividends	(8)	(10)	(7)	(9)	(8)
Preferred stock redemption	—	—	—	—	—
Net earnings applicable to common shareholders	$215	$187	$231	$114	$152
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	192,973	195,583	196,722	198,648	200,332
Diluted shares (in thousands)	205,765	209,247	210,243	209,681	209,106
Net earnings per common share:
Basic	$1.11	$0.95	$1.16	$0.57	$0.75
Diluted	1.04	0.89	1.09	0.54	0.72

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ZIONS BANCORPORATION, N.A.
Press Release – Page 12
October 22, 2018

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Commercial:
Commercial and industrial	$14,096	$14,134	$14,125	$14,003	$14,041
Leasing	332	358	371	364	343
Owner occupied	7,548	7,365	7,345	7,288	7,082
Municipal	1,563	1,388	1,299	1,271	1,073
Total commercial	23,539	23,245	23,140	22,926	22,539
Commercial real estate:
Construction and land development	2,295	2,202	2,099	2,021	2,170
Term	8,752	8,771	9,023	9,103	8,944
Total commercial real estate	11,047	10,973	11,122	11,124	11,114
Consumer:
Home equity credit line	2,884	2,825	2,792	2,777	2,745
1-4 family residential	7,039	6,861	6,768	6,662	6,522
Construction and other consumer real estate	644	661	599	597	558
Bankcard and other revolving plans	483	490	488	509	490
Other	174	175	174	185	188
Total consumer	11,224	11,012	10,821	10,730	10,503
Loans and leases, net of unearned income and fees	$45,810	$45,230	$45,083	$44,780	$44,156

Nonperforming Assets
(Unaudited)

(In millions)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Nonaccrual loans[1]	$288	$342	$387	$414	$465
Other real estate owned	4	5	5	4	3
Total nonperforming assets	$292	$347	$392	$418	$468
Ratio of nonperforming assets to loans[1] and leases and other real estate owned	0.64%	0.77%	0.87%	0.93%	1.06%
Accruing loans past due 90 days or more	$12	$5	$16	$22	$30
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.03%	0.01%	0.04%	0.05%	0.07%
Nonaccrual loans and accruing loans past due 90 days or more	$300	$347	$403	$436	$495
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.65%	0.77%	0.89%	0.97%	1.12%
Accruing loans past due 30-89 days	$87	$119	$98	$120	$99
Restructured loans included in nonaccrual loans	90	77	86	87	115
Restructured loans on accrual	114	104	143	139	133
Classified loans	784	947	1,023	1,133	1,248
1 Includes loans held for sale.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 13
October 22, 2018

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Allowance for Loan Losses
Balance at beginning of period	$490	$473	$518	$541	$544
Provision for loan losses	(11)	5	(40)	(11)	5
Loan and lease charge-offs	17	13	26	27	25
Less: Recoveries	18	25	21	15	17
Net loan and lease charge-offs (recoveries)	(1)	(12)	5	12	8
Balance at end of period	$480	$490	$473	$518	$541
Ratio of allowance for loan losses to loans[1] and leases, at period end	1.05%	1.08%	1.05%	1.16%	1.23%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	167%	143%	131%	129%	120%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	(0.01)%	(0.11)%	0.05%	0.11%	0.07%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$58	$51	$58	$59	$63
Provision for unfunded lending commitments	—	7	(7)	(1)	(4)
Balance at end of period	$58	$58	$51	$58	$59

Allowance for Credit Losses
Allowance for loan losses	$480	$490	$473	$518	$541
Reserve for unfunded lending commitments	58	58	51	58	59
Total allowance for credit losses	$538	$548	$524	$576	$600
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.17%	1.21%	1.16%	1.29%	1.36%
1 Does not include loans held for sale.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 14
October 22, 2018

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Loans held for sale	$—	$—	$26	$12	$13
Commercial:
Commercial and industrial	$112	$142	$140	$195	$257
Leasing	2	7	8	8	8
Owner occupied	66	63	80	90	85
Municipal	1	1	1	1	1
Total commercial	181	213	229	294	351
Commercial real estate:
Construction and land development	—	5	5	4	6
Term	46	53	57	36	41
Total commercial real estate	46	58	62	40	47
Consumer:
Home equity credit line	13	14	14	13	11
1-4 family residential	47	56	54	55	40
Construction and other consumer real estate	—	1	1	—	1
Bankcard and other revolving plans	1	—	1	—	1
Other	—	—	—	—	1
Total consumer	61	71	70	68	54
Total nonaccrual loans	$288	$342	$387	$414	$465

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Commercial:
Commercial and industrial	$(3)	$(10)	$—	$10	$4
Leasing	—	—	1	—	—
Owner occupied	(1)	—	1	—	—
Municipal	—	—	—	—	—
Total commercial	(4)	(10)	2	10	4
Commercial real estate:
Construction and land development	(2)	(1)	(2)	—	—
Term	4	(2)	—	1	2
Total commercial real estate	2	(3)	(2)	1	2
Consumer:
Home equity credit line	(1)	(1)	1	—	—
1-4 family residential	—	—	2	(1)	1
Construction and other consumer real estate	—	—	—	(1)	—
Bankcard and other revolving plans	2	2	2	2	—
Other	—	—	—	1	1
Total consumer loans	1	1	5	1	2
Total net charge-offs (recoveries)	$(1)	$(12)	$5	$12	$8

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ZIONS BANCORPORATION, N.A.
Press Release – Page 15
October 22, 2018

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	September 30, 2018		June 30, 2018		September 30, 2017
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$1,327	2.25%	$1,317	2.02%	$1,246	1.44%
Securities:
Held-to-maturity	848	3.52%	780	3.60%	750	3.96%
Available-for-sale	14,592	2.20%	14,745	2.14%	15,197	2.12%
Trading account	65	3.43%	179	4.06%	43	3.73%
Total securities	15,505	2.28%	15,704	2.23%	15,990	2.21%
Loans held for sale	53	4.82%	72	4.18%	52	4.29%
Loans held for investment [2]:
Commercial	23,263	4.88%	23,275	4.68%	22,261	4.36%
Commercial real estate	11,009	5.01%	11,075	4.94%	11,192	4.46%
Consumer	11,096	4.07%	10,892	3.98%	10,379	3.86%
Total loans held for investment	45,368	4.71%	45,242	4.57%	43,832	4.27%
Total interest-earning assets	62,253	4.06%	62,335	3.93%	61,120	3.67%
Cash and due from banks	516		546		767
Allowance for loan losses	(489)		(480)		(540)
Goodwill and intangibles	1,015		1,016		1,018
Other assets	3,079		3,088		2,974
Total assets	$66,374		$66,505		$65,339
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$25,483	0.36%	$25,479	0.26%	$25,190	0.16%
Time	4,118	1.49%	3,807	1.27%	2,933	0.70%
Total interest-bearing deposits	29,601	0.52%	29,286	0.39%	28,123	0.21%
Borrowed funds:
Federal funds purchased and other short-term borrowings	3,917	2.09%	4,927	1.92%	4,609	1.17%
Long-term debt	572	4.91%	383	5.77%	383	5.71%
Total borrowed funds	4,489	2.45%	5,310	2.19%	4,992	1.52%
Total interest-bearing liabilities	34,090	0.77%	34,596	0.67%	33,115	0.41%
Noninterest-bearing deposits	23,974		23,610		23,798
Total deposits and interest-bearing liabilities	58,064	0.45%	58,206	0.40%	56,913	0.23%
Other liabilities	720		661		630
Total liabilities	58,784		58,867		57,543
Shareholders’ equity:
Preferred equity	566		566		566
Common equity	7,024		7,072		7,230
Total shareholders’ equity	7,590		7,638		7,796
Total liabilities and shareholders’ equity	$66,374		$66,505		$65,339
Spread on average interest-bearing funds		3.29%		3.26%		3.26%
Net yield on interest-earning assets		3.63%		3.56%		3.45%
1 Rates are calculated using amounts in thousands and taxable-equivalent rates used where applicable. The taxable-equivalent rates used are the rates that were applicable at the time of each respective reporting period.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.
3 The total cost of deposits, annualized, for September 30, 2018, June 30, 2018, and September 30, 2017 was 0.28% , 0.22% , and 0.12% , respectively.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 16
October 22, 2018

GAAP to Non-GAAP Reconciliations
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures, to provide investors with additional information. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. The Company considers these adjustments to be relevant to ongoing operating results and provide a meaningful base for period-to-period and company-to-company comparisons. These non-GAAP financial measures are used by management to assess the performance and financial position of the Company and for presentations of Company performance to investors. The Company further believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.
Non-GAAP financial measures have inherent limitations, and are not required to be uniformly applied by individual entities. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
The following are non-GAAP financial measures presented in this press release and a discussion of the reasons for which management uses these non-GAAP measures:
Tangible Book Value per Common Share – this schedule also includes “tangible common equity.” Tangible book value per common share is a non-GAAP financial measure that management believes provides additional useful information about the level of tangible equity in relation to outstanding shares of common stock. Management believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income.
Return on Average Tangible Common Equity – this schedule also includes “net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax” and “average tangible common equity.” Return on average tangible common equity is a non-GAAP financial measure that management believes provides useful information about the Company’s use of shareholders’ equity. Management believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income.
Efficiency Ratio – this schedule also includes “adjusted noninterest expense,” “taxable-equivalent net interest income,” “adjusted taxable-equivalent revenue,” and “adjusted pre-provision net revenue (PPNR).” The methodology of determining the efficiency ratio may differ among companies. Management makes adjustments to exclude certain items as identified in the subsequent schedules which it believes allows for more consistent comparability among periods. Management believes the efficiency ratio provides useful information regarding the cost of generating revenue. Adjusted noninterest expense provides a measure as to how well the Company is managing its expenses, and adjusted PPNR enables management and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle. Taxable-equivalent net interest income allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 17
October 22, 2018

GAAP to Non-GAAP Reconciliations
(Unaudited)

(In millions, except shares and per share amounts)		September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Tangible Book Value per Common Share
Total shareholders’ equity (GAAP)		$7,553	$7,621	$7,644	$7,679	$7,761
Preferred stock		(566)	(566)	(566)	(566)	(566)
Goodwill and intangibles		(1,015)	(1,015)	(1,016)	(1,016)	(1,017)
Tangible common equity (non-GAAP)	(a)	$5,972	$6,040	$6,062	$6,097	$6,178
Common shares outstanding (in thousands)	(b)	192,169	195,392	197,050	197,532	199,712
Tangible book value per common share (non-GAAP)	(a/b)	$31.08	$30.91	$30.76	$30.87	$30.93

		Three Months Ended
(Dollar amounts in millions)		September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Return on Average Tangible Common Equity
Net earnings applicable to common shareholders (GAAP)		$215	$187	$231	$114	$152
Adjustments, net of tax:
Amortization of core deposit and other intangibles		—	—	—	1	1
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$215	$187	$231	$115	$153
Average common equity (GAAP)		$7,024	$7,072	$7,061	$7,220	$7,230
Average goodwill and intangibles		(1,015)	(1,016)	(1,016)	(1,017)	(1,018)
Average tangible common equity (non-GAAP)	(b)	$6,009	$6,056	$6,045	$6,203	$6,212
Number of days in quarter	(c)	92	91	90	92	92
Number of days in year	(d)	365	365	365	365	365
Return on average tangible common equity (non-GAAP)	(a/b/c)*d	14.2%	12.4%	15.5%	7.4%	9.8%

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ZIONS BANCORPORATION, N.A.
Press Release – Page 18
October 22, 2018

GAAP to Non-GAAP Reconciliations
(Unaudited)

		Three Months Ended
(In millions)		September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$420	$428	$412	$417	$413
Adjustments:
Severance costs		2	1	—	1	1
Other real estate expense		1	—	—	—	(1)
Provision for unfunded lending commitments		—	7	(7)	(1)	(4)
Amortization of core deposit and other intangibles		—	—	—	1	2
Restructuring costs		1	—	—	1	1
Total adjustments	(b)	4	8	(7)	2	(1)
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$416	$420	$419	$415	$414
Net interest income (GAAP)	(d)	$565	$548	$542	$526	$522
Fully taxable-equivalent adjustments	(e)	5	5	5	9	9
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	570	553	547	535	531
Noninterest income (GAAP)	(g)	136	138	138	139	139
Combined income (non-GAAP)	(f+g)=(h)	706	691	685	674	670
Adjustments:
Fair value and nonhedge derivative income		—	—	1	—	—
Securities gains (losses), net		(1)	1	—	—	5
Total adjustments	(i)	(1)	1	1	—	5
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$707	$690	$684	$674	$665
Pre-provision net revenue (PPNR)	(h)-(a)	$286	$263	$273	$257	$257
Adjusted PPNR (non-GAAP)	(j-c)	291	270	265	259	251
Efficiency ratio (non-GAAP)	(c/j)	58.8%	60.9%	61.3%	61.6%	62.3%

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ZIONS BANCORPORATION, N.A.
Press Release – Page 19
October 22, 2018

		Nine Months Ended
(In millions)		September 30, 2018	September 30, 2017
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$1,259	$1,232
Adjustments:
Severance costs		1	6
Other real estate expense		1	(1)
Provision for unfunded lending commitments		—	(6)
Debt extinguishment cost		—	—
Amortization of core deposit and other intangibles		1	5
Restructuring costs		1	3
Total adjustments	(b)	4	7
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$1,255	$1,225
Net interest income (GAAP)	(d)	$1,654	$1,539
Fully taxable-equivalent adjustments	(e)	16	26
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	1,670	1,565
Noninterest income (GAAP)	(g)	412	404
Combined income (non-GAAP)	(f+g)=(h)	2,082	1,969
Adjustments:
Fair value and nonhedge derivative income (loss)		2	(1)
Securities gains, net		(1)	13
Total adjustments	(i)	1	12
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$2,081	$1,957
Pre-provision net revenue (PPNR)	(h)-(a)	$823	$737
Adjusted PPNR (non-GAAP)	(j-c)	826	732
Efficiency ratio (non-GAAP)	(c/j)	60.3%	62.6%

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